TEXTRON	Exhibit 99.1
Corporate Communications Department NEWS Release
Investor Contacts: Doug Wilburne – 401-457-2288 Becky Rosenbaum – 401-457-2288	FOR IMMEDIATE RELEASE
Media Contact: Michael Maynard – 401-457-2474
Textron Reports First Quarter Results Reiterates 2011 Guidance

Providence, Rhode Island – April 20, 2011 – Textron Inc. (NYSE: TXT) today reported first quarter 2011 income from continuing operations of $0.10 per share, compared to a loss from continuing operations of $0.01 per share in the first quarter of 2010. Last year’s loss from continuing operations included $0.06 per share in special charges.

Revenues in the quarter were $2.5 billion, up 12.2 percent from the year-ago quarter, as a 14.9 percent growth in manufacturing revenues more than offset lower revenues at the Finance segment.  Manufacturing segment profit was $167 million, up $13 million from the first quarter of 2010.

“First quarter results benefited from strong execution and cost performance at Bell, Systems and Industrial,” said Textron Chairman and CEO Scott C. Donnelly.

Donnelly added, “However, at Cessna, low production and delivery levels led to an operating loss in the quarter. Looking forward, we expect improved profitability as volumes recover and the impacts of our continuing cost reduction and productivity programs take effect.”

Manufacturing cash flow before pension contributions reflected a use of cash of $55 million during the first quarter compared to a use of cash of $134 million during last year’s first quarter.  Managed receivables in the Finance segment were reduced by $485 million, ending the quarter at $4.1 billion. Textron’s consolidated net debt was $4.7 billion, down $352 million from the end of 2010.

Outlook

Textron reiterated its forecast of 2011 earnings per share from continuing operations of $1.00 to $1.15 and manufacturing cash flow from continuing operations before pension contributions of between $800 and $850 million.

Donnelly continued, “The demand environment for our commercial aircraft continued to show signs of recovery on a year-over-year basis, despite economic disruptions that occurred during the quarter and we still expect a slight increase in commercial deliveries at both Bell and Cessna this year.”

First Quarter Segment Results

Cessna

Cessna delivered 31 new Citation jets in the quarter, flat with deliveries in last year’s first quarter. However, revenues increased $123 million in the first quarter, reflecting a higher mix of light to mid-sized new jets and higher used jet deliveries.

Segment loss increased $14 million, as the contribution from higher revenues was more than offset by lower deposit forfeiture income due to fewer order cancellations, higher engineering and development costs and inflation.

Cessna backlog at the end of the first quarter was $2.6 billion, down $293 million from the end of 2010.

Bell

Bell revenues increased $131 million in the first quarter from the same period in the prior year.  Bell delivered 9 V-22’s and 4 H-1’s in the quarter compared to 4 V-22’s and 3 H-1’s in last year’s first quarter.  Bell delivered 15 commercial aircraft in the quarter, flat with deliveries in the first quarter of 2010.

Segment profit increased $17 million, as the impact of higher military production and deliveries more than offset increased research and development costs.

Bell backlog at the end of the first quarter was $7.3 billion, up $119 million from the end of 2010.

Textron Systems

Revenues at Textron Systems decreased $13 million primarily due to lower armored security vehicle aftermarket services.

Segment profit decreased $2 million, primarily due to the lower revenues.

Textron Systems backlog at the end of the first quarter was $1.6 billion, flat with the end of 2010.

Industrial

Revenues increased $78 million in the first quarter primarily due to higher volumes at Kautex, Greenlee and Jacobsen, which led to an increase in segment profit of $12 million.

Finance

Finance segment revenues decreased $50 million compared to the first quarter of 2010, primarily due to reduced earnings on lower finance receivables.

Finance segment loss was lower by $14 million, primarily due to lower loan loss provisions and lower operating expenses, partially offset by lower interest margin on the reduced portfolio of finance receivables and higher portfolio losses.

Since the end of 2010, nonaccrual finance receivables decreased from $850 million to $836 million, while sixty-day plus delinquencies increased to $418 million from $411 million.

Charge-offs in the first quarter were $16 million compared with $24 million in the fourth quarter of 2010.

Managed receivables ended the quarter at $4.1 billion, down $485 million from the end of last year.

Non-GAAP Measure

Manufacturing cash flow before pension contributions is a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release.

Conference Call Information

Textron will host its conference call today, April 20, 2011 at 8:00 a.m., Eastern to discuss its results and outlook.  The call will be available via webcast at www.textron.com or by direct dial at (800) 288-8968 in the U.S. or (612) 332-0725 outside of the U.S. (request the Textron Earnings Call).

In addition, the call will be recorded and available for playback beginning at 10:30 a.m. (Eastern) on Wednesday, April 20, 2011 by dialing (320) 365-3844; Access Code: 186398.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell Helicopter, Cessna Aircraft Company, Jacobsen, Kautex, Lycoming, E-Z-GO, Greenlee, and Textron Systems. More information is available at www.textron.com.
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Forward-looking Information

Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend", “plan,” “estimate,” “guidance”, “project”, “target”, “potential”, “will”, “should”, “could”, “likely”  or “may” and similar expressions intended to identify forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described herein under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following:

·	Changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries;
·	Changes in worldwide economic or political conditions that impact demand for our products, interest rates or foreign exchange rates;
·	Our ability to perform as anticipated and to control costs under contracts with the U.S. Government;
·
The U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to suspend or debar us as a contractor eligible to receive future contract awards;

·	Changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products;
·	Our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables and of assets acquired upon foreclosure of receivables;
·
Textron Financial Corporation’s (“TFC”) ability to maintain certain minimum levels of financial performance required under its committed bank line of credit and under Textron’s support agreement with TFC;

·	Our ability to access the capital markets at reasonable rates;
·	Performance issues with key suppliers, subcontractors or business partners;
·	Legislative or regulatory actions impacting our operations or demand for our products;
·	Our ability to control costs and successfully implement various cost-reduction activities;
·	The efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs;
·	The timing of our new product launches or certifications of our new aircraft products;
·	Our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers;
·	The extent to which we are able to pass raw material price increases through to customers or offset such price increases by reducing other costs;
·	Increases in pension expenses or employee and retiree medical benefits;
·	Uncertainty in estimating reserves, including reserves established to address contingent liabilities, unrecognized tax benefits, or potential losses on TFC’s receivables;
·	Difficult conditions in the financial markets which may adversely impact our customers’ ability to fund or finance purchases of our products; and
·	Continued volatility in the economy resulting in a prolonged downturn in the markets in which we do business.

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Loss)
Three Months Ended April 2, 2011 and April 3, 2010
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	April 2, 2011	April 3, 2010

REVENUES
MANUFACTURING:
Cessna	$556	$433
Bell	749	618
Textron Systems	445	458
Industrial	703	625
	2,453	2,134
FINANCE	26	76
Total revenues	$2,479	$2,210

SEGMENT PROFIT
MANUFACTURING:
Cessna	$(38)	$(24)
Bell	91	74
Textron Systems	53	55
Industrial	61	49
	167	154
FINANCE	(44)	(58)
Segment profit	123	96
Corporate expenses and other, net	(39)	(37)
Interest expense, net for Manufacturing group	(38)	(36)
Special charges (a)	-	(12)
Income from continuing operations
before income taxes	46	11
Income tax expense (a)	(15)	(15)
Income (loss) from continuing operations	31	(4)
Discontinued operations, net of income taxes	(2)	(4)
Net income (loss)	$29	$(8)
Earnings per share (b):
Income (loss) from continuing operations	$0.10	$(0.01)
Discontinued operations, net of income taxes	(0.01)	(0.02)
Net income (loss)	$0.09	$(0.03)
Average shares outstanding (b)	319,119,000	273,174,000

(a)
Special charges for the three months ended April 3, 2010 include two items:  pre-tax restructuring costs of $12 million primarily for severance, reflected in Special charges expense; as well as an $11 million discrete tax charge related to the federal health-care legislation enacted in 2010 recorded in Income tax expense.

(b)
For the three months ended April 2, 2011, fully diluted shares were used to calculate EPS.  For the three months ended April 3, 2010, the potential dilutive effect of stock options, restricted stock units and the shares that could be issued upon the conversion of our 4.50% Convertible Senior Notes and upon the exercise of the related warrants was excluded from the computation of diluted weighted-average shares outstanding as the shares would have an anti-dilutive effect on the loss from continuing operations.

TEXTRON INC.
Condensed Consolidated Balance Sheets
(Unaudited)

((In millions)	April 2, 2011	January 1, 2011
Assets
Cash and equivalents	$986	$898
Accounts receivable, net	910	892
Inventories	2,453	2,277
Other current assets	1,050	980
Net property, plant and equipment	1,950	1,932
Other assets	3,302	3,354
Textron Finance assets	4,408	4,949
Total Assets	$15,059	$15,282

Liabilities and Shareholders' Equity
Short-term debt and current portion of long-term debt	$216	$19
Other current liabilities	2,577	2,638
Other liabilities	2,986	2,993
Long-term debt	2,333	2,283
Textron Finance liabilities	3,895	4,377
Total Liabilities	12,007	12,310

Total Shareholders’ Equity	3,052	2,972
Total Liabilities and Shareholders’ Equity	$15,059	$15,282

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows and GAAP to Non-GAAP Reconciliations
(Unaudited)
	For the Three Months Ended
(In millions)	April 2, 2011	April 3, 2010
Cash flows from operating activities:
Income from continuing operations	$62	$35
Dividends received from TFC	130	125
Capital contributions paid to TFC	(63)	(75)
Depreciation and amortization	87	82
Changes in working capital	(243)	(270)
Changes in other assets and liabilities and non-cash items	100	37
Net cash from operating activities of continuing operations	73	(66)
Cash flows from investing activities:
Capital expenditures	(78)	(38)
Other investing activities, net	(43)	(37)
Net cash from investing activities of continuing operations	(121)	(75)
Cash flows from financing activities:
Increase in short-term debt	203	—
Principal payments on long-term debt	(7)	(11)
Net intergroup borrowings	(60)	(150)
Proceeds on option exercises	3	—
Dividends paid	(5)	(5)
Other financing activities, net	(5)	—
Net cash from financing activities of continuing operations	129	(166)
Total cash flows from continuing operations	81	(307)
Total cash flows from discontinued operations	(1)	1
Effect of exchange rate changes on cash and equivalents	8	(12)
Net change in cash and equivalents	88	(318)
Cash and equivalents at beginning of period	898	1,748
Cash and equivalents at end of period	$986	$1,430

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliations:

Net cash from operating activities of continuing operations – GAAP	$73	$(66)
Less: Capital expenditures	(78)	(38)
Dividends received from TFC	(130)	(125)
Plus: Capital contributions paid to TFC	63	75
Proceeds on sale of property, plant and equipment	1	1
Total pension contributions	16	19
Manufacturing cash flow before pension contributions – Non-GAAP	$(55)	$(134)
	2011 Outlook
Net cash from operating activities of continuing operations - GAAP	$1,000	-	$1,050
Less: Capital expenditures		(430)
Dividends received from TFC		(210)
Plus: Capital contributions paid to TFC		190
Total pension contributions		250
Manufacturing cash flow before pension contributions – Non-GAAP	$800	-	$850

Manufacturing cash flow before pension contributions is the measure we use to gauge our ability to generate cash from operations in excess of that necessary to be reinvested to sustain and grow our business and fund obligations.  We believe that our calculation provides a relevant measure of liquidity; however, this measure is not a financial measure under GAAP and should be used in conjunction with GAAP cash measures provided in our Consolidated Statement of Cash Flows.  Our calculation of Manufacturing cash flow before pension contributions adjusts net cash from operating activities of continuing operations for dividends received from TFC, capital contributions provided under the Support Agreement, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.  Beginning in 2011, we changed our calculation to adjust for all pension contributions, both mandatory and voluntary, so that the total impact of these contributions can be more clearly understood.  Prior periods have been recast to conform with this presentation.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(Unaudited)
	For the Three Months Ended
(In millions)	April 2, 2011	April 3, 2010
Cash flows from operating activities:
Income (loss) from continuing operations	$31	$(4)
Depreciation and amortization	95	90
Provision for losses on finance receivables	12	55
Changes in working capital	(208)	(270)
Changes in other assets and liabilities and non-cash items	125	40
Net cash from operating activities of continuing operations	55	(89)
Cash flows from investing activities:
Finance receivables originated or purchased	(76)	(145)
Finance receivables repaid	290	501
Proceeds on receivables, including securitizations	168	277
Capital expenditures	(78)	(38)
Proceeds from sale of repossessed assets and properties	28	32
Other investing activities, net	23	12
Net cash from investing activities of continuing operations	355	639
Cash flows from financing activities:
Increase in short-term debt	203	—
Net borrowings under line of credit facilities	(250)	—
Principal payments on long-term debt	(417)	(936)
Proceeds from issuance of long-term debt	144	20
Proceeds on option exercises	3	—
Dividends paid	(5)	(5)
Other financing activities, net	(5)	—
Net cash from financing activities of continuing operations	(327)	(921)
Total cash flows from continuing operations	83	(371)
Total cash flows from discontinued operations	(1)	1
Effect of exchange rate changes on cash and equivalents	9	(13)
Net change in cash and equivalents	91	(383)
Cash and equivalents at beginning of period	931	1,892
Cash and equivalents at end of period	$1,022	$1,509